Exhibit 99.1

NEWS RELEASE

Contact:	Trey Stolz
Director, Investor Relations
Basic Energy Services, Inc.
817-334-4100

BASIC ENERGY SERVICES ANNOUNCES NYSE
NON-COMPLIANCE NOTIFICATION DUE TO MINIMUM
AVERAGE SHARE PRICE REQUIREMENT

FORT WORTH, Texas - November 8, 2019 - Basic Energy Services, Inc. (NYSE: BAS) (“Basic” or the “Company”) announced that on November 6, 2019, the Company was notified by the New York Stock Exchange (“NYSE”) that the average closing price of the Company’s shares of common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on the NYSE under Rule 802.01C of the NYSE Listed Company Manual. Under the NYSE’s rules, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement.

As required by the NYSE, the Company will notify the NYSE within ten business days of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period, its common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
About Basic Energy Services

Basic Energy Services provides wellsite services essential to maintaining production from the oil and gas wells within its operating areas. The Company’s operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, California and Colorado. Our operations are focused in liquids-rich basins that have historically exhibited strong drilling and production economics in recent years with a significant presence in the Permian Basin, Powder River Basin, and the Bakken, Eagle Ford, and Denver-Julesburg shales. We provide our services to a diverse group of over 2,000 oil and gas companies. Additional information is available on the Company’s website at www.basices.com.

Safe Harbor Statement

Exhibit 99.1

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and reflect Basic’s current views about future events. The words "believe," "estimate," "expect," "anticipate," "project," "intend," "seek," "could," "should," "may," "potential" and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Although Basic believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions and estimates, certain risks and uncertainties could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release and the presentation. These risks and uncertainties include, without limitation, our ability to successfully execute, manage and integrate acquisitions, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for crude oil and natural gas, and our ability to regain compliance with the continued listing rules of the NYSE. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Any forward-looking statement speaks only as of the date on which such statement is made and Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise, except as required by applicable law.